

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Condensed Consolidated Statement of Operations for the Nine Months Ended
     March 31, 2000 and the Condensed Consolidated Statement of Financial
     Position at March 31, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  9-MOS
<FISCAL-YEAR-END>              JUN-30-2000
<PERIOD-END>                   MAR-31-2000
<CASH>                          1,286,184
<SECURITIES>                            0
<RECEIVABLES>                     349,258
<ALLOWANCES>                       (4,474)
<INVENTORY>                       162,903
<CURRENT-ASSETS>                2,015,293
<PP&E>                            488,832
<DEPRECIATION>                   (170,858)
<TOTAL-ASSETS>                  2,754,401
<CURRENT-LIABILITIES>             569,792
<BONDS>                                 0
<PREFERRED-MANDATORY>                   0
<PREFERRED>                             0
<COMMON>                            2,652
<OTHER-SE>                      1,953,464
<TOTAL-LIABILITY-AND-EQUITY>    2,754,401
<SALES>                                 0
<TOTAL-REVENUES>                  979,337
<CGS>                                   0
<TOTAL-COSTS>                     438,402
<OTHER-EXPENSES>                        0
<LOSS-PROVISION>                    1,343
<INTEREST-EXPENSE>                  2,297
<INCOME-PRETAX>                    87,061
<INCOME-TAX>                       24,956
<INCOME-CONTINUING>                     0
<DISCONTINUED>                          0
<EXTRAORDINARY>                         0
<CHANGES>                               0
<NET-INCOME>                       62,105
<EPS-BASIC>                             0   <F1> <F3>
<EPS-DILUTED>                           0   <F2> <F3>

<F1>
     Basic earnings per share - PE Biosystems Group     0.63
     Basic loss per share - Celera Genomics Group      (1.29)
<F2>
     Diluted earnings per share - PE Biosystems Group   0.60
     Diluted loss per share - Celera Genomics Group    (1.29)
<F3>
     On January 20, 2000, the Board of Directors announced two-for-one splits of PE Corporation-PE Biosystems Group Common Stock and PE Corporation-Celera Genomics Group Common Stock, effected in the form of 100% stock dividends on February 18, 2000. All PE Biosystems group and Celera Genomics group per share data included in this financial data schedule reflect these splits. Prior financial data schedules have not been restated to reflect these splits.


